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                                                                     EXHIBIT 1.3





NUMBER                  INCORPORATED UNDER THE LAWS                   SHARES
                        OF THE STATE OF MARYLAND

CUSIP 22002T 30 6

                       CORPORATE OFFICE PROPERTIES TRUST
         SERIES E CUMULATIVE REDEEMABLE PREFERRED SHARES OF BENEFICIAL INTEREST,
                    LIQUIDATION PREFERENCE $25.00 PER SHARE


THIS CERTIFIES THAT





IS THE OWNER OF

FULLY PAID AND NONASSESSABLE SHARES OF THE CAPITAL STOCK OF THE ABOVE CORPORATION, transferable only on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

      In Witness Whereof, the said Corporation has caused this Certificate to be signed by its duly authorized officers and its corporate seal to be hereunto affixed this __________ day of _____________ A.D. 20__.



TREASURER/SECRETARY                                             PRESIDENT


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                           [REVERSE OF CERTIFICATE]

                         EXPLANATION OF ABBREVIATIONS

     The following abbreviations, when used in the inscription of ownership on the face of this certificate, shall be construed as if they were written out in full according to applicable laws or regulations. Abbreviations, in addition to those appearing below, may be used.



JT TEN   As joint tenants with   TEN ENT    As tenants by the entireties
         right of survivorship   UNIF GIFT  Uniform Gifts to Minors Act
         and not as tenants in   MIN ACT
         common
TEN COM  As tenants in common    CUST                Custodian for



For Value Received,_____________________ hereby sell, assign and transfer unto


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(PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE)


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____________________ Shares represented by the within Certificate, and do hereby irrevocably constitute and appoint _______________________________________
Attorney to transfer the said Shares on the books of the within named Corporation, with full power of substitution in the premises.

Dated:
      _______________________, 20__
         In presence of

================================================================================

                                CERTIFICATE
                                    FOR
                                -----------
                                 SHARES OF
                                 ISSUED TO
                                -----------
                                   DATED

                                -----------





                              IMPORTANT NOTICE

     The Trust will furnish to any shareholder, on request and without charge, a full statement of the information required by Section 8-203(d) of the Corporations and Associations Article of the Annotated Code of Maryland with respect to the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption of the shares of each class of beneficial interest which the Trust has authority to issue and, if the Trust is authorized to issue any preferred or special class in series, (i) the differences in the relative rights and preferences between the shares of each series to the extent set, and (ii) the authority of the Board of


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Trustees to set such rights and preferences of subsequent series. The foregoing summary does not purport to be complete and is subject to and qualified in its entirety by reference to the Declaration of Trust of the Trust, a copy of which will be sent without charge to each shareholder who so requests. Such request must be made to the Secretary of the Trust at its principal office or to the Transfer Agent.

     The shares represented by this Certificate are subject to restrictions on Beneficial Ownership, Constructive Ownership and Transfer for the purpose of the Trust's maintenance of its status as a real estate investment trust (a "REIT") under the Internal Revenue Code of 1986, as amended (the "Code"). Subject to certain further restrictions and except as expressly provided in the Declaration of Trust of the Trust, (i) no Person may Beneficially Own or Constructively Own Common Shares of the Trust in excess of 9.8 percent (in value or number of shares) of the outstanding Common Shares of the Trust unless such Person is an Excepted Holder or a Permitted Holder (in which case the Excepted Holder Limit shall be applicable); (ii) no Person may Beneficially Own or Constructively Own Equity Shares of the Trust in excess of 9.8 percent of the value of the total outstanding Equity Shares of the Trust, unless such Person is an Excepted Holder or a Permitted Holder (in which case the Excepted Holder Limit shall be applicable); (iii) no Person may Beneficially Own or Constructively Own Equity Shares that would result in the Trust being "closely held" under Section 856(h) of the Code or otherwise cause the Trust to fail to qualify as a REIT; and (iv) no Person may Transfer Equity Shares if such Transfer would result in Equity Shares of the Trust being owned by fewer than 100 Persons. Any Person who Beneficially Owns or Constructively Owns or attempts to Beneficially Own or Constructively Own Equity Shares which cause or will cause a Person to Beneficially Own or Constructively Own Equity Shares in excess or in violation of the above limitations must immediately notify the Trust. If any of the restrictions on transfer or ownership are violated, the Equity Shares represented hereby will be automatically transferred to a Trustee of a Charitable Trust for the benefit of one or more Charitable Beneficiaries. In addition, upon the occurrence of certain events, attempted Transfers in violation of the restrictions described above may be void ab initio. All capitalized terms in this legend have the meanings defined in the Declaration of Trust of the Trust, as the same may be amended from time to time, a copy of which, including the restrictions on transfer and ownership, will be furnished to each holder of Equity Shares of the Trust on request and without charge. Such request must be made to the Secretary of the Trust at its principal office or to the Transfer Agent.

             KEEP THIS CERTIFICATE IN A SAFE PLACE. IF LOST, STOLEN
          OR DESTROYED, THE TRUST WILL REQUIRE A BOND OF INDEMNITY AS A
             CONDITION TO THE ISSUANCE OF A REPLACEMENT CERTIFICATE.


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